EXHIBIT 1.1

                                                                  EXECUTION COPY
                                                                  --------------

                               1,200,000 Shares[1]

                         Wintrust Financial Corporation

                                  Common Stock

                               (Without Par Value)

                          EQUITY UNDERWRITING AGREEMENT



                                                               December 14, 2004

RBC Capital Markets Corporation
As the Representative of the several
   Underwriters named in Schedule I hereto
c/o RBC Capital Markets
One Liberty Plaza, 165 Broadway
New York, NY  10006-1404

Ladies and Gentlemen:

         Wintrust Financial Corporation, an Illinois corporation (the "Company"), and Royal Bank of Canada (the "Forward Seller"), at the request of the Company and in connection with the Forward Agreement (as defined below) relating to the forward sale by the Company of a number of shares of common stock, without par value, together with each associated preferred share purchase right under the Rights Agreement, dated as of July 28, 1998 (the "Rights Agreement"), between the Company and Illinois Stock Transfer Company, as Rights Agent (the "Common Stock), of the Company equal to the number of shares of Common Stock to be borrowed and sold by the Forward Seller, confirm their respective agreements with the Representative (as defined below) and each of the other Underwriters named in Schedule I attached hereto and made a part hereof (collectively, the "Underwriters"), with respect to the sale by the Forward Seller, acting at the Company's request, and the purchase by the Underwriters, acting severally and not jointly, of their respective portions of 1,200,000 shares of Common Stock to be borrowed in the market (subject to reduction for any shares issued and sold by the Company pursuant to Section 13(a) hereof, the "Borrowed Shares"), and up to 180,000 additional shares of Common Stock (subject to reduction for any shares issued and sold by the Company pursuant to Section 13(a) hereof, the "Option Shares"), as set forth below. The Borrowed Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the "Shares." For purposes of this Agreement, the term "Forward Agreement" shall refer to the letter agreement in the form attached hereto as Exhibit A, which relates to the forward sale by the Company of the Borrowed Shares and the Option Shares, dated the date hereof and entered into by and between the Company and the Forward Seller.

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         [1] Plus an option to purchase up to 180,000 additional shares to cover over-allotments.

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         RBC Capital Markets Corporation has agreed to act as representative of the several Underwriters (in such capacity, the "Representative") in connection with the offering and sale of the Shares.

         As the Representative, you have advised the Company and the Forward Seller that (a) you are authorized to enter into this Agreement on behalf of the several Underwriters and (b) the several Underwriters are willing, acting severally and not jointly, to purchase the number of Borrowed Shares set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Shares if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters.

         In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.       Representations And Warranties Of The Company.
         ---------------------------------------------

         The Company represents and warrants to each of the Underwriters as follows:

         (a) A registration statement on Form S-3, as amended (File No. 333-119345), with respect to the Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933 (the "Act") and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission. The Company has complied with the conditions for the use of Form S-3. Copies of such registration statement, including any amendments thereto, the preliminary prospectus (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) of the Act, herein referred to as the "Registration Statement," has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. The Company will file with the Commission a prospectus supplement (the "Prospectus Supplement") relating to the Shares pursuant to Rule 424 or Rule 434 under the Act. The term "Prospectus" means the form of final prospectus included in the Registration Statement at the time it became effective under the Act, as amended and supplemented prior to the date of this Agreement and as supplemented by the Prospectus Supplement, and shall be deemed to include the "electronic Prospectus" for use in connection with the offering of the Shares contemplated by Section 3 of this Agreement. Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 that were filed under the Securities Exchange Act of 1934 (the "Exchange Act"), on or before the effective date of the Registration Statement or the date of such preliminary prospectus or any Prospectus, as the case may be. All references in this Agreement to the Registration Statement, any preliminary prospectus or the

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                  Prospectus, or any amendments or supplements to the foregoing, shall include the copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR"). Any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the effective date of the Registration Statement, or the date of any preliminary prospectus or the Prospectus, as the case may be, and deemed to be incorporated therein by reference.

         (b) The Commission has not issued an order preventing or suspending the use of any Prospectus relating to the proposed offering of the Shares nor instituted proceedings for that purpose. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements that are required to be stated therein by, and will conform to, the requirements of the Act and the Rules and Regulations. Any Prospectus filed by electronic transmission by EDGAR (except as may be permitted by Regulation S-T under the Act) will be identical to the copies thereof delivered to the Underwriters for use in connection with the offer and sale of the Shares. The Registration Statement at the time it became effective under the Act and any post-effective amendment thereto did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Registration Statement, the Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of material fact; and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representative, specifically for use in the preparation thereof. There are no contracts or documents that are required to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus that are not so filed or described as required, and such contracts and documents as are summarized in the Registration Statement or the Prospectus are fairly summarized in all material respects.

         (c) The documents that are incorporated by reference into the Registration Statement or the Prospectus or from which information is so incorporated by reference, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; and any documents so filed and incorporated by reference subsequent to the date hereof shall, when they are filed with the Commission, conform in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

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

         (d) This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by Federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally, and subject to general principles of equity. The Company has full power and authority to enter into this Agreement and to authorize, issue and sell the Shares as contemplated by this Agreement.

         (e) The Forward Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity thereunder may be limited by Federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally, and subject to general principles of equity. The Company has full power and authority to enter into the Forward Agreement and to authorize, issue and sell the Shares as contemplated by the Forward Agreement.

         (f) The Stock Purchase Agreement, dated as of October 15, 2004 (the "Antioch Stock Purchase Agreement"), by and among the Company, Antioch Holding Company ("Antioch") and the shareholders of Antioch named therein has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally, and subject to general principles of equity. True, correct and complete copies of the Antioch Stock Purchase Agreement and the other material documents, agreements, certificates or other instruments executed or delivered in connection therewith have been made available to the Underwriters. The Antioch Stock Purchase Agreement conforms in all material respects to the statements relating thereto contained in the Registration Statement and the Prospectus or incorporated by reference therein.

         (g) The Agreement and Plan of Merger, dated as of November 17, 2004 (the "First Northwest Merger Agreement"), by and among the Company and First Northwest Bancorp, Inc. ("First Northwest") has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally, and subject to general principles of equity. True, correct and complete copies of the First Northwest Merger Agreement and the other material documents, agreements, certificates or other instruments executed or delivered in connection therewith have been made available to the Underwriters. The First Northwest Merger Agreement conforms

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                  in all material respects to the statements relating thereto contained in the Registration Statement and the Prospectus or incorporated by reference therein.

         (h) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Illinois, with corporate power and authority to own, lease and operate its properties and conduct its business as described in and contemplated by the Registration Statement and the Prospectus and as currently being conducted. The Company is duly registered as a financial holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). The significant direct or indirect subsidiaries of the Company are listed on Exhibit B attached hereto and incorporated herein (the "Subsidiaries"). The Company does not own or control, directly or indirectly, more than 5% of any class of equity security of any corporation, association or other entity other than (i) the Subsidiaries listed on Exhibit B and (ii) Upgrad Personnel Services, Inc., Crabtree Capital Corporation, Wintrust Capital Trust I, Wintrust Capital Trust II, Wintrust Capital Trust III, Wintrust Statutory Trust IV, Wintrust Statutory Trust V, Wintrust Capital Trust VI, Wintrust Capital Trust VII, Wintrust Information Technology Services Company, Town Investment Corp., 245 Waukegan Road Limited Partnership, Northview Capital Trust I, Town Bankshares Capital Trust I, Fastrac Reinsurance Ltd., Northview Mortgage, L.L.C., Advantage National Bancorp, Inc., Village Bancorp, Inc. and Guardian Real Estate Services, Inc., none of which conducts any material business operations or has incurred any material liability other than as set forth in the Registration Statement and the Prospectus. Lake Forest Bank and Trust Company, Hinsdale Bank and Trust Company, North Shore Community Bank and Trust Company, Libertyville Bank and Trust Company, Barrington Bank and Trust Company, N.A., Crystal Lake Bank and Trust Company, N.A., Northbrook Bank and Trust Company, Advantage National Bank, Village Bank & Trust Company, Beverly Bank & Trust Company, N.A., Northview Bank & Trust and Town Bank are collectively referred to as the "Banks." Each of the Subsidiaries is a state bank, trust company, corporation, limited liability company or national banking association and has been duly incorporated or organized (as the case may be) and is validly existing as a corporation or other entity in good standing under the laws of its respective jurisdiction of incorporation or organization (as the case may be). Each of the Subsidiaries has corporate or other power and authority to own, lease and operate its properties and to conduct its business as described in and contemplated by the Registration Statement and the Prospectus and as currently being conducted. The deposit accounts of each Bank are insured by the Bank Insurance Fund administered by the Federal Deposit Insurance Corporation (the "FDIC") up to the maximum amount provided by law; and no proceedings for the modification, termination or revocation of any such insurance are pending or, to the knowledge of the Company, threatened. Each of the Company and the Subsidiaries is duly qualified to transact business as a foreign entity and is in good standing in each other jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), properties, assets,

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                  liabilities, rights, operations, earnings, prospects, net
                  worth or results of operations of the Company and the Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business (a "Material Adverse Effect"). All of the issued and outstanding shares of capital stock of or other equity interests in the Subsidiaries
                  (A) have been duly authorized and are validly issued, (B) are fully paid and nonassessable except to the extent such shares may be deemed assessable under 12 U.S.C. Section 55 or 12 U.S.C. Section 1831o or under applicable state banking law and
                  (C) except as disclosed in the Prospectus, are directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, restriction upon voting or transfer, preemptive rights, claim or equity; and, except as disclosed in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any other obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

         (i) Except as contemplated by the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of the Subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, other than in the ordinary course of business, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options, warrants, shares issued under the Company's employee stock purchase plan or the Directors Deferred Fee & Stock Plan or shares issued pursuant to the Company's acquisition of Town Bankshares, Ltd.), or any material change in the short-term or long-term debt (other than the issuance of $50.0 million of trust preferred securities contemplated by the Prospectus), or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company or any of the Subsidiaries, or any Material Adverse Effect, or any development involving a prospective Material Adverse Effect.

         (j) The outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; the Shares to be purchased by the Forward Seller pursuant to the Forward Agreement, whether pursuant to physical settlement, as a result of acceleration or otherwise, have been duly authorized and when issued, delivered and paid for as contemplated by the Forward Agreement, will be validly issued, fully paid and non-assessable; and no preemptive rights of shareholders exist with respect to any of the Shares or the issue and sale thereof. The Company has reserved and will keep available, free from preemptive and other similar rights, out of its authorized but unissued Common Stock, solely for the purpose of issuance upon settlement of the transactions contemplated by the Forward Agreement as therein provided, the full number of Shares as shall then be issuable upon settlement of such transactions. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by

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                  this Agreement gives rise to any rights, other than those that have been waived or satisfied, for or relating to the registration of any shares of Common Stock.

         (k) If the Company issues and sells shares of Common Stock to the Underwriters pursuant to Section 13 hereof, the Shares to be purchased by the Underwriters from the Company will have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable.

         (l) The information set forth under the caption "Capitalization" in the Prospectus is true and correct as of the date thereof. All of the Shares conform to the description thereof contained or incorporated by reference in the Registration Statement. The form of certificate for the Shares conforms to the corporate law of the jurisdiction of the Company's incorporation. Immediately after the sale of the Shares to the Underwriters, no shares of the Company's preferred stock, without par value (the "Preferred Stock"), shall be issued and outstanding and no holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company shall have any existing or future right to acquire any shares of Preferred Stock other than pursuant to the Rights Agreement. No holders of securities of the Company have rights to the registration of such securities under the Registration Statement that have not been waived.

         (m) The Company has not distributed and will not distribute any prospectus or other offering material (including, without limitation, content on the Company's website that may be deemed to be a prospectus or other offering material) in connection with the offering and sale of the Shares other than any preliminary prospectus or the Prospectus or other materials permitted by the Act to be distributed by the Company.

         (n) The consolidated financial statements of the Company and its subsidiaries, together with related notes and schedules as set forth or incorporated by reference in the Registration Statement and the Prospectus, present fairly the financial position and the results of operations and cash flows of the Company and its consolidated subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with U.S. generally accepted principles of accounting, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made other than normal, recurring adjustments. The summary financial and statistical data included or incorporated by reference in the Registration Statement and the Prospectus presents fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. There are no pro forma financial statements or other pro forma financial information required to be included or

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                  incorporated by reference in the Registration Statement or the
                  Prospectus. No other financial statements or schedules of the Company are required by the Act or the Rules and Regulations, or the Exchange Act or the rules and regulations of the Commission thereunder to be included or incorporated by reference in the Registration Statement or the Prospectus. Prior to the issuance of shares of Common Stock upon settlement of the Forward Agreement, the Forward Agreement will be reflected in the Company's diluted earnings per share calculations using the treasury stock method. The Company expects that there will be no dilutive effect on the Company's earnings per share except during periods when the average market price of the Common Stock is above the per share adjusted forward sale price under the Forward Agreement.

         (o) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances (i) regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with general accepting accounting principles and (ii) that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate actions is taken with respect to any differences. The certifications of the Company's Chief Executive Officer and Chief Financial Officer filed as exhibits to the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2004, pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act, were accurate, in all material respects, as of the date such certifications were made, and, to the knowledge of the Company, such certifications are accurate in all material respects as of the date hereof.

         (p) Based on the evaluation of its disclosure controls and procedures, the Company is not aware of (i) any significant deficiency or material weakness in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting. There have been no changes in internal control over financial reporting during the Company's most recent fiscal quarter that have materially affected or are reasonably likely to materially affect the Company's internal control over financial reporting.

         (q) Ernst & Young LLP (the "Accountant"), which has certified certain financial statements of the Company and delivered its opinion with respect to the audited financial statements and schedules included in the Registration Statement and the Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the Rules and Regulations. The Company has not engaged the Accountant to provide any services to the Company that are

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                  impermissible under the Exchange Act, except as permissible under the Exchange Act at the time such services were provided. All such services have been approved by the Audit Committee of the Company's Board of Directors as required by the Exchange Act.

         (r) There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries before any court or administrative agency or otherwise that if determined adversely to the Company or any of its Subsidiaries might have a Material Adverse Effect or prevent the consummation of the transactions contemplated hereby, except as set forth in the Registration Statement and the Prospectus.

         (s) No labor problem or dispute with the employees of the Company or the Subsidiaries exists or, to the Company's knowledge, is threatened or imminent, that could have a Material Adverse Effect.

         (t) The Company and the Subsidiaries have good and marketable title to all of the properties and assets reflected in the financial statements (or as described in the Registration Statement) hereinabove described, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Registration Statement) or that are not material in amount or that do not materially interfere with the use made or proposed to be made of such property or assets. The Company and the Subsidiaries occupy their leased properties under valid and binding leases conforming in all material respects to the description thereof set forth in the Registration Statement and the Prospectus.

         (u) The Company and the Subsidiaries have filed all Federal, state, local and foreign tax returns that have been required to be filed and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith and for which an adequate reserve for accrual has been established in accordance with U.S. generally accepted accounting principles, except where the failure to so file would not have a Material Adverse Effect. All tax liabilities have been adequately provided for in the financial statements of the Company, and the Company does not know of any actual or proposed additional material tax assessments. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid by the Company in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Shares.

         (v) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change or any development involving a prospective change that has had or is reasonably likely to have a Material Adverse Effect, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or

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                  the Subsidiaries, other than transactions in the ordinary
                  course of business and changes and transactions described in the Registration Statement and the Prospectus, as it may be amended or supplemented. The Company and the Subsidiaries have no material contingent obligations that are not disclosed in the Company's financial statements in the Registration Statement and the Prospectus.

         (w) Neither the Company nor any of the Subsidiaries is or, with the giving of notice or lapse of time or both, will be in violation of or in default under (i) any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and which default has had or is reasonably likely to have a Material Adverse Effect or (ii) its respective charter ("Charter"), by-laws ("By-laws") or other similar organizational instrument. The execution and delivery of this Agreement and the Forward Agreement and the consummation of the transactions contemplated herein and therein and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any material contract, indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of the Subsidiaries is a party, or the Charter or By-laws of the Company or any order, rule or regulation applicable to the Company or any of the Subsidiaries or any court or any regulatory body or administrative agency or other governmental body having jurisdiction.

         (x) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the Forward Agreement and the consummation of the transactions herein and therein contemplated (except such as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

         (y) The Company and each of the Subsidiaries have all licenses, certifications, permits, franchises, approvals, clearances and other regulatory authorizations ("Permits") from governmental authorities as are necessary to conduct their businesses as currently conducted and to own, lease and operate their properties in the manner described in the Prospectus, except where the failure to hold such Permits would not have a Material Adverse Effect. There is no claim, proceeding or controversy, pending or, to the knowledge of the Company or any of the Subsidiaries, threatened, involving the status of or sanctions under any of the Permits. The Company and each of the Subsidiaries have fulfilled and performed all of their material obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, the revocation, termination, modification or other impairment of the rights of the Company or any of the Subsidiaries under such Permit.

         (z) To the Company's knowledge, except for affiliations with Wayne Hummer Investments, LLC, a Delaware limited liability company and one of the Subsidiaries ("WHI"), and Focused Investments, LLC, an Illinois limited liability company and one of the Subsidiaries ("Focused"), there are no affiliations or associations between any member of the National Association of Securities Dealers, Inc. (the "NASD") and any of the Company's officers, directors or 5% or greater security holders, except as set forth in the Registration Statement or in questionnaires completed by such persons and previously delivered to counsel for the Underwriters.

         (aa) Neither the Company, nor to the Company's knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or that has constituted or that might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Shares on the Nasdaq National Market in accordance with Regulation M under the Exchange Act.

         (bb) Neither the Company nor any of the Subsidiaries is, nor will be after receipt of payment for the Shares, an "investment company" or an entity "controlled" by an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations of the Commission thereunder. The Company and the Subsidiaries will conduct their businesses in a manner so that they will not become subject to the Investment Company Act.

         (cc) The Company and each of the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is in the reasonable judgment of the Company adequate and commercially reasonable for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses. All policies of insurance insuring the Company or any Subsidiary or any of their respective businesses, assets, employees, officers and directors are in full force and effect, and the Company and the Subsidiaries are in compliance with the terms of such policies, except where the failure to be in such compliance would not have a Material Adverse Effect. There are no claims by the Company or any Subsidiary under any such policy or instrument as to which an insurance company is denying liability or defending under a reservation of rights clause, except where the denial of such claims would not have a Material Adverse Effect.

         (dd) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); the Company has no "pension plan" (as defined in ERISA) for which it would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the

                  Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, that would cause the loss of such qualification.

         (ee) Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder's or broker's fee, or agent's commission, in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         (ff) Neither the Company nor any of the Subsidiaries has sent or received any notice indicating the termination of or intention to terminate any of the contracts or agreements referred to or described in the Registration Statement or the Prospectus, or filed as an exhibit to the Registration Statement or any of the documents incorporated by reference into the Registration Statement or the Prospectus, the termination of which would have a Material Adverse Effect, and no such termination has been threatened by the Company, any Subsidiary or any other party to any such contract or agreement, except as would not have Material Adverse Effect.

         (gg) Neither the Company nor any Subsidiary is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous chemicals, toxic substances or radioactive and biological materials or relating to the protection or restoration of the environment or human exposure to hazardous chemicals, toxic substances or radioactive and biological materials (collectively, "Environmental Laws"). Neither the Company nor any of the Subsidiaries owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation that might lead to such a claim.

         (hh) No payments or inducements have been made or given, directly or indirectly, to any Federal or local official or candidate for any Federal or state office in the United States or foreign offices by the Company or any Subsidiary or, to the best knowledge of the Company, by any of their officers, directors, employees or agents or by any other person in connection with any opportunity, contract, permit, certificate, consent, order, approval, waiver or other authorization relating to the business of the Company or any Subsidiary, except for such payments or inducements as were lawful under applicable laws, rules and regulations. Neither the Company nor any Subsidiary, nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any Subsidiary, (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment in connection with the businesses of the Company or any Subsidiary.

         (ii) The Company and each of the Subsidiaries own or possess all patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and rights necessary for the conduct of the businesses of the Company and the Subsidiaries as currently carried on and as described in the Registration Statement and Prospectus except where the failure to so own or possess would not have a Material Adverse Effect; except as stated in the Registration Statement and the Prospectus, to the best knowledge of the Company, no name that the Company or any of the Subsidiaries uses and no other aspect of the businesses of the Company or any of the Subsidiaries will involve or give rise to any infringement of, or license or similar fees for, any patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets or other similar rights of others that could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries has received any notice alleging any such infringement or fee, except as the Company does not reasonably expect to have a Material Adverse Effect.

         (jj) The Company and each of the Subsidiaries (i) are in compliance with Federal, state, local and foreign laws, statutes, ordinances, rules, regulations and decrees including, but not limited to, those of self-regulatory organizations, the Bank Holding Company Act, the Bank Secrecy Act, the Gramm-Leach-Bliley Act, International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, the USA Patriot Act of 2001 and those of the Board of Governors of the Federal Reserve System (the "Federal Reserve"), the Department of Financial Institutions of the State of Wisconsin (the "WDFI"), the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal Housing Administration (the "FHA"), the Federal National Mortgage Association (the "FNMA"), the United States Department of Housing and Urban Development ("HUD"), the Illinois Department of Financial and Professional Regulation (the "IDFPR") and the Office of the Comptroller of Currency (the "OCC") and the U.S. Department of Agriculture as Rural Housing and Community Development Service Approved Center (the "USDA"), the United States Department of Veterans Affairs (the "UA") (collectively, "Laws"), applicable to their businesses or their employees, including, without limitation, licensing and certification Laws covering any aspect of the businesses of the Company or any of the Subsidiaries, and neither the Company nor any of the Subsidiaries has received any notification asserting any failure to comply with or violation of any such Laws; (ii) are not, nor are any of their respective affiliates, subject to a "statutory disability" as defined in Section 3(a)(39) of the Exchange Act; and (iii) have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed (A) with the Federal Reserve, HUD, the FHA, FHLMC, FNMA, FDIC, OCC, IDFPR, USDA, UA and WDFI and (B) under any applicable statute, rule, regulation, law or order, with any applicable governmental authority or self-regulatory organization with jurisdiction over any of the activities of the Company or the Subsidiaries (other than filings with such other governmental authorities or self-regulating organizations which individually or in the aggregate are not material to the business of the Company or the Subsidiaries taken as a whole) including reports relating to escheatment of funds (collectively, the "Company Regulatory Reports"), and have paid all fees in connection therewith, except where the failure to make any such filing could not reasonably be expected to be material. As of their respective dates, the Company Regulatory Reports complied in all respects with the applicable statutes, rules, regulations, laws and orders enforced or promulgated by the governmental authority or self-regulatory organization with which they were filed, except in all such cases described in clauses (i) - (iii) of the preceding sentence where such noncompliance or violation would not have a Material Adverse Effect, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein, in the light of the circumstances under which they were made, not misleading.

         (kk) The activities of the Company and the Subsidiaries are permitted under applicable Federal and state banking laws and regulations. First Insurance Funding Corp., a Subsidiary of the Company, is validly licensed by the Illinois Department of Insurance and in all other jurisdictions in which the conduct of its business requires license or qualification. The Company has all necessary approvals, including the approval of HUD, the FHA, FHLMC, FNMA, IDFPR, OCC, USDA, UA, WDFI and the Federal Reserve, as applicable, to own the capital stock of its subsidiaries. Neither the Company nor any of its Subsidiaries, nor, to the Company's knowledge, any of their respective directors, officers or trustees, is party or subject to, or has received any notice or advice that any of them may become party or subject to, any investigation with respect to, any cease-and-desist order, agreement, memorandum of understanding, commitment letter, directive or other regulatory enforcement action, proceeding or order with or by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any regulator (including HUD, the FHA, FHLMC, FNMA, IDFPR, OCC, USDA, UA, WDFI, the Federal Reserve, the FDIC, or any other federal or state agency charged with the supervision or regulation of depository institutions, banks, or financial holding companies, or engaged in the insurance of depository institution deposits, or any court, administrative agency or commission or other governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to the Company or any of its Subsidiaries (each, a "Regulator")) that imposes any restrictions or requirements not generally applicable to entities of the same type as the Company and the Subsidiaries or currently restricts in any material respect the conduct of their business or that in any material manner relates to their capital adequacy, their credit policies, their ability or authority to pay dividends or make distributions to their shareholders or make payments of principal or interest on their debt obligations, their management or their business (each a "Regulatory Agreement"), nor has the Company or any of its Subsidiaries been advised by any Regulator that it is considering issuing or requesting any such Regulatory Agreement, except for Regulatory Agreements that would not, individually or in the aggregate, have a Material Adverse Effect. There is no material unresolved violation, criticism or exception by any Regulator with respect to any report or statement relating to any examinations of the Company or any of its Subsidiaries.

         (ll) Neither the Company nor any of the Banks has received any notice of non-compliance with the applicable provisions of the Community Reinvestment Act ("CRA") and the regulations promulgated thereunder, and each of the Banks has received a CRA rating of satisfactory or better from the FDIC or other applicable governmental authority. The Company knows of no facts or circumstances that would cause any of the Banks to fail to comply with such provisions or cause the CRA rating of any such Bank to fall below satisfactory.

         (mm) To the best knowledge of the Company, each of the Company and the Subsidiaries has properly administered all accounts for which any of them acts as a fiduciary, including, but not limited to, accounts for which any of them serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment adviser, in accordance with the terms of the governing documents and applicable state and Federal law and regulation and common law, except where the failure to have so administered or to be in compliance would not have a Material Adverse Effect. None of the Company, the Subsidiaries or any of their respective directors, officers or employees has committed any material breach of trust with respect to any such fiduciary account, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account in all material respects.

         (nn) Each agreement under which the Company and the Subsidiaries, including, without limitation, Wayne Hummer Asset Management Company ("WHMC"), provides investment advisory service to any person that is subject to Section 15 of the Investment Company Act has been duly approved at all times in compliance in all material respects with Section 15 of the Investment Company Act and applicable Law. Except where the failure, either individually or in the aggregate, would not have a Material Adverse Effect, each such investment advisory contract has been performed in accordance with the Investment Company Act and any other applicable Law.

         (oo) WHMC is duly registered as an investment adviser with the Commission under the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act"). Each investment advisory representative of WHMC is duly licensed, registered or qualified in each state in which such licensing, registration or qualification is required by virtue of the activities of such person, except where such failure, either individually or in the aggregate, would not have a Material Adverse Effect. WHMC has made such notice filings with such states as are required by state law, except where such failure would not have a Material Adverse Effect. WHI and Focused are duly registered as broker-dealers with the Commission under the Exchange Act and with each state agency pursuant to which each such entity is required to be registered by virtue of the conduct of its business. Each associated person of WHI and Focused is duly licensed, registered or qualified in each state in which such licensing, registration or qualification is required by virtue of the activities of such person, except where such failure, either individually or in the aggregate, would not have a Material Adverse Effect. WHI is a member in good standing of the New York Stock Exchange, Inc. ("NYSE"), the NASD, the Chicago Stock Exchange, Incorporated ("CHX") and the American Stock Exchange, Inc. ("AMEX"). Focused is a member in good standing of the NASD. Other than WHI, Focused and WHMC, no Subsidiary is registered as, or required to be registered as, an investment adviser or a broker-dealer with the Commission or any applicable state regulatory agency. Each of WHMC, WHI and Focused has timely filed all forms, reports, registration statements, schedules and other documents, together with any amendments required to be made with respect thereto, that were required to be filed with any Federal, state or securities self-regulatory organization, including, without limitation, the Commission, NYSE, NASD, CHX and AMEX, and has paid all fees and assessments due and payable in connection therewith, except where such failure to file such reports, registration statements, schedules and other documents or to pay such fees and assessments, either individually or in the aggregate, would not have a Material Adverse Effect. As of their respective dates, all forms, reports, schedules or other filings made by each of WHMC, WHI and Focused with Federal, state or securities self-regulatory organizations or authorities complied in all material respects with the applicable requirements of Federal and state securities laws and the rules and regulations of such securities self-regulatory organizations or authorities. None of such filings, as of their respective dates, contained any untrue statement of material fact, or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of WHMC, WHI or Focused or any other affiliate of the Company (other than the WH Funds (as defined below)) is required to be registered as an investment company with the Commission under the Investment Company Act. WHMC is the investment adviser to the Wayne Hummer Growth Fund, Wayne Hummer Income Fund and the Wayne Hummer CorePortfolio Fund (collectively, the "WH Funds"), each of which is a portfolio of the Wayne Hummer Investment Trust, which is registered as an investment company with the Commission under the Investment Company Act. Except as set forth in the preceding sentence, to the knowledge of the Company, no person to which WHMC, WHI and Focused provide investment advisory services is required to register as an investment company under the Investment Company Act. Except for (i) the registrations described herein and (ii) the registrations of offerings by the WH Funds under the Act described herein, the business activities of WHMC, WHI and Focused and their respective employees (acting in their capacities as such), as presently and heretofore conducted, do not require any registrations under the Act, the Exchange Act or state securities law. With respect to investment advisory contracts involving employee benefit plans, WHMC has complied in all material respects with requirements imposed on investment managers to employee benefit plans under ERISA. WHMC has maintained during all relevant periods fiduciary insurance.

         (pp) The WH Funds have timely filed all forms, reports, registration statements, schedules and other documents, together with any amendments required to be made with respect thereto, that were required to be filed with any Federal, state or securities self-regulatory organization, including, without limitation, the Commission, NYSE, NASD, CHX, AMEX or any of their affiliates, and have paid all fees and assessments due and payable in connection therewith, except where such failure, either individually or in the aggregate, would not have a Material Adverse Effect. WHMC has received no notice from any governmental authority or securities self-regulatory organization advising WHMC of the initiation of any administrative proceeding or investigation into or related to the business or operations of any of the WH Funds. To the knowledge of the Company, there is no unresolved violation, criticism or exception made in writing by any governmental authority with respect to any report or statement filed by the WH Funds by such governmental authority or securities self-regulatory organization related to any examination of the WH Funds.

         (qq) Upon sale of the Shares contemplated hereby, the Shares will be eligible for quotation on the Nasdaq National Market without further action by the Company or The Nasdaq Stock Market, Inc. All Shares issuable upon consummation of the transactions contemplated by the Forward Agreement shall, upon such issuance, be eligible for quotation on the Nasdaq National Market without any such further action being required.

         (rr) The information contained in the Registration Statement and the Prospectus regarding the Company's expectations, plans and intentions, and any other information that constitutes "forward-looking" information within the meaning of the Securities Act and the Exchange Act, were made by the Company and its management on a reasonable basis and in the exercise of their reasonable judgment, and reflect the Company's and its management's good faith belief or estimate of the matters described therein.

         (ss) Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Shares contemplated hereby shall be deemed a representation and warranty by the Company made as of the date of such certificate (except to the extent a date is specified in such representation or warranty, in which case such representation or warranty shall be deemed made as of such date) to each Underwriter and shall be deemed to be a part of this Section 1 and incorporated herein by reference.

         (tt) The Company is in compliance with the applicable provisions of the Sarbanes-Oxley Act that are currently effective.

2.       Representations And Warranties Of The Forward Seller.
         ----------------------------------------------------

         The Forward Seller represents and warrants to each Underwriter as of the date hereof and as of the Closing Date (as defined in Section 3(d) hereof), and agrees with each Underwriter, as follows:

         (a) This Agreement has been duly authorized, executed and delivered by the Forward Seller and, at the Closing Date and at the Option Closing Date, the Forward Seller will have full right, power and authority to sell, transfer and deliver the Borrowed Shares.

         (b) The Forward Agreement has been duly authorized, executed and delivered by the Forward Seller and constitutes a valid, legal and binding obligation of the Forward Seller, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by Federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally, and subject to general principles of equity. The Forward Seller has full power and authority to enter into the Forward Agreement.

         (c) The Forward Seller will, at the Closing Date and at the Option Closing Date, have the free and unqualified right to transfer the Borrowed Shares to be sold by the Forward Seller hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind; and upon delivery of such Borrowed Shares and payment of the purchase price as herein contemplated, assuming each of the Underwriters has no notice of any adverse claim, each of the Underwriters will have the free and unqualified right to transfer to the Borrowed Shares purchased by it from the Forward Seller, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

3.       Purchase, Sale And Delivery Of The Shares.
         -----------------------------------------

         (a) On the basis of the representations, warranties and covenants contained herein, and subject to the conditions set forth herein, the Forward Seller agrees to sell to the several Underwriters and each Underwriter agrees, severally and not jointly, to purchase from the Forward Seller (including the issuance and sale by the Company of Common Stock to the Underwriters pursuant to Section 13(a) hereof), at the price per share set forth on Schedule II hereto, the number of Borrowed Shares set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 10 hereof.

         (b) If the Company does not meet all of the conditions to effectiveness set forth in the Forward Agreement on or prior to the Closing Date, the Forward Seller, individually, in its sole judgment, may elect not to borrow and deliver for sale the Borrowed Shares. In addition, in the event that, in the sole judgment of the Forward Seller, it is unable to borrow and deliver for sale under this Agreement all of the Borrowed Shares or if, in the Forward Seller's sole judgment, it would entail a stock loan cost in excess of a rate equal to 75 basis points per annum, then the Forward Seller shall only be required to deliver for sale the aggregate number of shares of Common Stock that such Forward Seller is able to so borrow at such cost.

         (c) If, pursuant to Section 3(b), the Forward Seller elects not to borrow and deliver for sale the Borrowed Shares, the Forward Seller will use its reasonable best efforts to notify the Company no later than the Closing Date.

         (d) Payment for the Borrowed Shares to be sold hereunder is to be made in Federal (same day) funds to an account designated by the Forward Seller against delivery of certificates therefor to the Representative for the several accounts of the Underwriters. Such payment and delivery are to be made through the facilities of the Depository Trust Company at approximately 10:00 a.m., New York time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the "Closing Date." (As used herein, "business day" means a day on which the NYSE is open for trading and on which banks in New York are open for business and not permitted by law or executive order to be closed.)

         (e) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Forward Seller hereby grants an option to the several Underwriters to purchase the Option Shares at the price per share as set forth in paragraph (a) of this Section. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) only once thereafter within 30 days after the date of this Agreement, by you, as the Representative of the several Underwriters, to the Forward Seller setting forth the number of Option Shares as to which the several Underwriters are exercising the option, the names and denominations in which the Option Shares are to be registered and the time and date at which such certificates are to be delivered. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representative but shall not be earlier than three nor later than ten full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the "Option Closing Date"). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Borrowed Shares being purchased by such Underwriter bears to the total number of Borrowed Shares, adjusted by you, as the Representative of the several Underwriters, in such manner as to avoid fractional shares. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Borrowed Shares by the Underwriters. You, as the Representative of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Forward Seller. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in Federal (same day) funds drawn to the order of the Company or the Forward Seller against delivery of certificates therefor through the facilities of the Depository Trust Company, New York, New York.

         (f) The Forward Seller shall deliver, or cause to be delivered, a credit representing the Borrowed Shares (and any shares of Common Stock issued and sold by the Company to the Underwriters pursuant to Section 13(a)) to an account or accounts at The Depository Trust Company, as designated by the Representative for the accounts of the several Underwriters at the Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Forward Seller shall also deliver, or cause to be delivered a credit representing the Option Shares that the Underwriters have agreed to purchase at the Closing Date (or the Option Closing Date, as the case may be), to an account or accounts at The Depository Trust Company as designated by the Representative for the accounts of the several Underwriters, at the Closing Date or the Option Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

         (g) Not later than 12:00 noon, New York time, on the second business day following the date the Shares are released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Representatives shall request.

4.       Offering By The Underwriters.
         ----------------------------

         It is understood that the several Underwriters are to make a public offering of the Borrowed Shares as soon as the Representative deems it advisable to do so. The Borrowed Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representative may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Shares are purchased pursuant to Section 3 hereof, the Underwriters will offer them to the public on the foregoing terms.

         It is further understood that you will act as the Representative for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

5.       Covenants Of The Company.
         ------------------------

         The Company covenants and agrees with the several Underwriters that:

         (a) The Company will (i) prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Representative; (ii) not file any amendment to the Registration Statement or supplement to the Prospectus of which the Representative shall not previously have been advised and furnished with a copy or to which the Representative shall have reasonably objected in writing or that is not in compliance with the Rules and Regulations; and (iii) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriters.

         (b) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

         (c) The Company will advise the Representative promptly (i) when any post-effective amendment to the Registration Statement shall have become effective; (ii) of receipt of any comments from the Commission; (iii) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information; and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

         (d) The Company will cooperate with the Representative in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representative may reasonably have designated in writing and will make such applications, file such documents and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports and other documents as are or may be required to continue such qualifications in effect for so long a period as the Representative may reasonably request for distribution of the Shares.

         (e) The Company will deliver to, or upon the order of, the Representative, from time to time, as many copies of any preliminary prospectus as the Representative may reasonably request. The Company will deliver to, or upon the order of, the Representative during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representative may reasonably request. The Company will deliver to the Representative at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representative such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), and of all amendments thereto, as the Representative may reasonably request.

         (f) The Company will comply with the Act and the Rules and Regulations, and the Exchange Act and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If, during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

         (g) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the Effective Date, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations and will advise you in writing when such statement has been so made available.

         (h) Prior to the Closing Date, the Company will furnish to the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

         (i) The Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock or derivative of Common Stock, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, otherwise than hereunder or with the prior written consent of the Representative, for a period of 90 days after the date of this Agreement, except for (i) grants of employee stock options or awards pursuant to the terms of a plan in effect on the date of this Agreement, (ii) issuances pursuant to the exercise of the Company's stock options or warrants or pursuant to the Company's Employee Stock Purchase Plan, 1997 Stock Incentive Plan, as amended, or the Directors Deferred Fee and Stock Plan, (iii) the filing of a

                  Form S-8 registration statement relating to the registration of shares of Common Stock pursuant to such plans, (iv) the filing of a Form S-4 registration statement in connection with the Company's acquisition of First Northwest and the First Northwest Merger Agreement and the issuance of shares of Common Stock in connection with such transaction and (v) the filing of any post-effective amendments to any registration statement currently on file, if required, provided that no such post-effective amendment increases the number of shares or amount of securities covered by any such registration statement.

         (j) The Company shall use its best efforts to obtain approval for additional shares of Common Stock (such that all of the Shares shall be quoted on or approved for quotation on the Nasdaq National Market or in lieu thereof the NYSE or another national securities exchange), including the filing of a Nasdaq Notification Form of Change in the Number of Shares Outstanding with The Nasdaq Stock Market, Inc. within the prescribed time period, and, provided the Common Stock continues to be publicly held, to remain so listed for at least five years from the Effective Date or for such shorter period as may be specified in a written consent of the Representative.

         (k) The Company has caused each executive officer and director of the Company to furnish to you, on or prior to the date of this Agreement, a letter or letters, in form and substance satisfactory to the Representative, pursuant to which each such person shall agree not to offer, sell, sell short or otherwise dispose of any shares of Common Stock or other capital stock of the Company, or any other securities convertible, exchangeable or exercisable for shares of Common Stock or derivative of shares of Common Stock owned by such person or request the registration for the offer or sale of any of the foregoing (as to which such person has the right to direct for the disposition of) for a period of 90 days after the date of this Agreement, directly or indirectly, except with the prior written consent of RBC Capital Markets Corporation ("Lockup Agreements").

         (l) The Company shall apply the net proceeds of the sale of the Shares as described under the heading "Use of Proceeds" in the Prospectus.

         (m) The Company shall not invest, or otherwise use the proceeds received by the Company from the sale of the Shares, in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the Investment Company Act.

         (n) Provided the Company continues to be publicly held, the Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

         (o) Except as contemplated by the Prospectus or pursuant to a publicly announced stock repurchase program to purchase shares of Common Stock or pursuant to the Company's 1997 Stock Incentive Plan, as amended, the Company's Employee Stock Purchase Plan or the Company's Directors Deferred Fee and Stock Plan, the Company shall not, for a period of 180 days after the date hereof, without the prior written consent of the Representative, purchase, redeem or call for redemption, or prepay or give notice of prepayment (or announce any redemption or call for redemption, or any repayment or notice of prepayment) of any of the Company's securities.

         (p) Prior to the Closing Date (and, if applicable, the Option Closing Date), the Company will not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, any of the Subsidiaries or the offering of the Shares without your prior written consent.

         (q) The Company and the Subsidiaries shall use their best efforts to conduct their businesses in material compliance with all applicable Federal and state laws, rules, regulations, decisions, directives and orders (including, without limitation, the applicable provisions of the Act, the Rules and Regulations, the Exchange Act, the Exchange Act Rules and Regulations, the Sarbanes-Oxley Act, the Investment Company Act, the Investment Advisers Act, the BHC Act, the National Bank Act, the Federal Deposit Insurance Corporation Improvement Act, the Illinois General Corporation Act, the Illinois banking laws, the Wisconsin banking laws and all decisions, directives and orders of the FDIC, the OCC, the Illinois Banking Commissioner, the Illinois Banking Board, the WDFI, the Board of Governors of the Federal Reserve System, the Commission, the NASD and the NYSE, CHX and AMEX, as applicable).

6.       Costs and Expenses.
         ------------------

         The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement and the Forward Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, the Prospectus, Blue Sky Survey and any supplements or amendments thereto; the fees and expenses of any transfer agent or registrar for the Common Stock; the filing fees of the Commission; the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by the NASD of the terms of the sale of the Shares; any listing fee of The Nasdaq Stock Market; and the expenses, including the fees and disbursements of counsel for the Underwriters up to a maximum amount of $5,000, incurred in connection with the qualification of the Shares under state securities or Blue Sky laws.

         The Company shall not, however, be required to pay for any of the Underwriters' expenses (other than those related to qualification under NASD regulation and state securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 7 hereof are not satisfied, or because this Agreement is terminated by the Representative pursuant to Section 12 hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure to satisfy said condition or to comply with said terms shall be due to the default or omission of any

Underwriter, then the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including all fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

7.       Conditions Of Obligations Of The Underwriters.
         ---------------------------------------------

         The several obligations of the Underwriters to purchase the Borrowed Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date and the Option Closing Date, if any, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions.

         (a) The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representative and complied with to its reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission and no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date that would prevent the issuance of the Shares.

         (b) The Representative shall have received on the Closing Date and the Option Closing Date, if any, the opinion of Vedder, Price, Kaufman & Kammholz, P.C., counsel for the Company, each dated the Closing Date or the Option Closing Date, if any, addressed to the Underwriters to the effect that:

                  (i) The Company is validly existing as a corporation in good standing under the laws of the State of Illinois, and is duly registered as a financial holding company under the BHC Act. Each of the Subsidiaries is validly existing in good standing under the laws of its jurisdiction of incorporation or organization (as the case may be). Each of the Company and the Subsidiaries has full corporate power, or power under its organizational documents, and authority to own or lease its properties and to conduct its business as currently being carried on in all material respects and as described in the Registration Statement and Prospectus. Each of the Subsidiaries listed on Exhibit A to such opinion is duly qualified to do business as a foreign entity and is in good standing in the jurisdictions listed on such Exhibit A.

                  (ii) The capital stock of the Company conforms as to legal matters to the description thereof contained in or incorporated by reference into the Prospectus. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. The Borrowed Shares and Option Shares to be purchased by the Forward Seller in accordance with the settlement provisions of the Forward Agreement have been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Forward Agreement, will have been validly issued and will be fully paid and nonassessable, and the holders thereof will not be subject to personal liability by reason of being such holders. Except as otherwise stated in the Registration Statement and Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company's Charter, By-laws or, to such counsel's knowledge, any agreement or other instrument to which the Company is a party or by which the Company is bound. To such counsel's knowledge, neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company.

                  (iii) To such counsel's knowledge, all outstanding shares of capital stock of or other equity interests in the Subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable (except to the extent such shares or interests may be deemed assessable under 12 U.S.C. Section 55 or 12 U.S.C. 1831o) and, to such counsel's knowledge, except as otherwise described in the Registration Statement and the Prospectus and except for directors' qualifying shares, the Company owns of record and beneficially, free and clear of any security interests, liens or other encumbrances, all of the issued and outstanding shares of such stock or interests. To such counsel's knowledge, except as outstanding under the Company's 1997 Stock Incentive Plan, as amended, its Employee Stock Purchase Plan or its Director Deferred Fee and Stock Plan or otherwise described in the Registration Statement and the Prospectus, there are no options, warrants or other rights in existence to purchase or acquire from the Company or any Subsidiary any shares of the capital stock of or other equity interests in the Company or any of the Subsidiaries.

                  (iv) The Registration Statement has become effective under the Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of such counsel, threatened by the Commission.

                  (v) The descriptions in the Registration Statement and the Prospectus of statutes, regulations and legal and governmental proceedings under the captions "Price Range of Common Stock and Dividend Policy--Common Stock Dividend Policy" in the Prospectus and "Business--Supervision and Regulation," " -- Bank Holding Company Regulation," "--Bank Regulation," "--Financial Institution Regulation Generally" and "--Broker-Dealer and Investment Adviser Regulation" in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, insofar as such descriptions constitute a summary of legal and regulatory matters are accurate in all material respects and fairly present the information required to be shown; and such counsel does not know of any statutes, regulations or legal or governmental proceedings required to be described in the Prospectus that are not described as required. Furthermore, the information in the Prospectus concerning the Forward Agreement under the caption "Underwriting" constitutes a fair summary of the Forward Agreement in all material respects.

                  (vi) The Company has full corporate power and authority to enter into this Agreement and the Forward Agreement, and this Agreement and the Forward Agreement have been duly authorized, executed and delivered by the Company; the execution, delivery and performance of this Agreement and the Forward Agreement and the consummation of the transactions herein and therein contemplated will not result in (A) a breach or violation of any of the terms and provisions of, or constitute a default under, the Company's Charter or By-laws or (B) a material breach or violation of any term and provisions of, or constitute a material default under, any statute, rule or regulation, any agreement or instrument known to such counsel to which the Company is a party or by which it is bound or to which any of its property is subject, or any order or decree known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any Subsidiary or any of their respective properties; and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement and the Forward Agreement or for the consummation of the transactions contemplated hereby and thereby, including the issuance or sale of the Shares by the Company, except such as may be required under the Act or state securities laws or Blue Sky laws or interpretations or rules of the NASD in connection with the purchase and distribution of the Shares by the Underwriters.

                  (vii) The issuance and sale by the Company of Settlement Shares (as defined in the Forward Agreement) to the Forward Purchaser in settlement of the Forward Agreement in accordance with the terms thereof will not require registration under the Act, and the Forward Seller will not have an obligation to deliver a Prospectus in connection with the Settlement Shares delivered to it by the Company upon such settlement, assuming that (i) Prospectuses were delivered by the Underwriters in connection with sales of Borrowed Shares in an amount not less than the Base Amount (as defined in the Forward Agreement) and (ii) the Forward Purchaser only delivers the Settlement Shares to close out open borrowings created in the course of the hedging activities created by the Forward Purchaser relating to its exposure under the Forward Agreement in compliance with the Forward Agreement.

                  (viii) The Registration Statement and the Prospectus (including any documents incorporated by reference into the Prospectus, at the time they were filed) comply or complied in all material respects as to form with the applicable requirements of the Act and the Rules and Regulations, and the Exchange Act and the rules and regulations of the Commission thereunder (except that such counsel need not express an opinion as to financial statements and related schedules or financial data contained in the Registration Statement or the Prospectus or incorporated by reference therein). The conditions for the use of Form S-3, set forth in the General Instructions thereto, have been satisfied.

                  (ix) Such counsel does not know of any contracts or documents required to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus that are not so filed or described as required, and such documents as are summarized in the Registration Statement or the Prospectus are fairly summarized in all material respects.

                  (x) Such counsel knows of no material legal or governmental proceedings pending or threatened against the Company or any of the Subsidiaries except as set forth in the Prospectus.

                  (xi) The Company is not, and will not become, as a result of the consummation of the transactions contemplated by this Agreement and the Forward Agreement, and application of the net proceeds therefrom as described in the Prospectus, required to register as an investment company under the Investment Company Act.

         In rendering such opinion, Vedder, Price, Kaufman & Kammholz, P.C. (x) may rely as to matters of fact to the extent such counsel deems appropriate upon appropriate certificates of officers of the Company and the Subsidiaries and (y) shall opine as to matters governed by the laws of the states of Illinois, Delaware and New York and Federal laws. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel that leads them to believe that (i) the Registration Statement, at the time it became effective under the Act and as of the Closing Date or the Option Closing Date, if any, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and
(ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, if any, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading (except that such counsel need express no view as to financial statements and related schedules therein). With respect to such statement, Vedder, Price, Kaufman &

Kammholz, P.C. may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

         (c) The Representative shall have received from Reinhart Boerner Van Deuren s.c., Wisconsin counsel for the Company, an opinion dated the Closing Date and the Option Closing Date, if any, with respect to such matters as the Representative may reasonably request.

         (d) The Representative shall have received from Jones Day, counsel for the Underwriters, an opinion dated the Closing Date and the Option Closing Date, if any, with respect to the validity of the Shares, certain matters relating to the Forward Agreement and other related matters as the Representative reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

         (e) The Representative shall have received at or prior to the Closing Date from Jones Day a memorandum or summary, in form and substance satisfactory to the Representative, with respect to the qualification for offering and sale by the Underwriters of the Shares under the state securities or Blue Sky laws of such jurisdictions as the Representative may reasonably have designated to the Company.

         (f) The Representative shall have received, on each of the dates hereof, the Closing Date and the Option Closing Date, if any, a letter dated the date hereof, the Closing Date or the Option Closing Date, if any, in form and substance reasonably satisfactory to the Representative, of Ernst & Young LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and the Prospectus.

         (g) The Representative shall have received on the Closing Date and the Option Closing Date, if any, a certificate or certificates of the Company's Chief Executive Officer and Chief Financial Officer to the effect that, as of the Closing Date or the Option Closing Date, if any, each of them severally represents as follows:

                  (i) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registrations Statement has been issued, and no proceedings for such purpose have been taken or are, to his knowledge, contemplated by the Commission;

                  (ii) The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, if any;

                  (iii) All filings required to have been made pursuant to Rules 424 or 430A under the Act have been made;

                  (iv) They have carefully examined the Registration Statement and the Prospectus and, in their opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement were true and correct, and such Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred that should have been set forth in a supplement to or an amendment of the Prospectus that has not been so set forth in such supplement or amendment; and

                  (v) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change or any development involving a prospective change, which has had or is reasonably likely to have a Material Adverse Effect, whether or not arising in the ordinary course of business.

         (h) The Company shall have furnished to the Representative such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representative may reasonably have requested.

         (i) The Borrowed Shares and Option Shares, if any, have been approved for quotation on the Nasdaq National Market.

         (j) The Lockup Agreements described in Section 5(k) have been furnished to the Representative.

         If any of the conditions hereinabove provided for in this Section shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representative by notifying the Company of such termination in writing on or prior to the Closing Date or the Option Closing Date, if any.

         In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 6, 12 and 16 hereof).

8.       Conditions of the Obligations of the Company.
         --------------------------------------------

                  The obligations of the Company to sell and deliver the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, if any, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

9.       Indemnification.
         ---------------

         (a)      The Company agrees:

                  (i) to indemnify and hold harmless each Underwriter and the Forward Seller and each person, if any, who controls any Underwriter or the Forward Seller within the meaning of the Act, including any general or limited partner of such Underwriter or the Forward Seller, against any losses, claims, damages or liabilities to which such Underwriter or the Forward Seller or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading any act or failure to act or (iii) any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and that is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided, however, that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter or the Forward Seller through its gross negligence or willful misconduct); provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any preliminary prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representative specifically for use in the preparation thereof; and provided, further, that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage or liability purchased Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Representative pursuant to Section 5 and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability; and

                  (ii) to reimburse each Underwriter or the Forward Seller and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or the Forward Seller or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters or the Forward Seller were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters or the Forward Seller will promptly return all sums that had been advanced pursuant hereto.

         (b) Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act, and the Forward Seller, each of its officers, directors, employees, agents and representatives and each person, if any, who controls a Forward Seller within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any preliminary prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representative specifically for use in the preparation thereof.

         (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Section 9(a) or (b) shall be available to any party who shall fail to give notice as provided in this Subsection if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 9(a) or
                  (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action.

         It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 9(a) and by the Company in the case of parties indemnified pursuant to Section 9(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

         (d) If the indemnification provided for in this Section is unavailable to or insufficient to hold harmless an indemnified party under Section 9(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the

                  Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand (which benefits shall include the proceeds to be received by the Company pursuant to the Forward Agreement), the Forward Seller and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company (which proceeds shall include the proceeds to be received by the Company pursuant to the Forward Agreement) bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company, the Forward Seller and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand, the Forward Seller and the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company, the Forward Seller and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Subsection were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Subsection. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Subsection shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Subsection, (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Subsection to contribute are several in proportion to their respective underwriting obligations and not joint.

         (e) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter, its partners or any person controlling such Underwriter, the Company, its directors or officers or any person controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder and
                  (iii) any termination of this Agreement. A successor to any Underwriter, its partners or any person controlling such Underwriter or to the Company, its directors or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section.

10.      Default by Underwriters.
         -----------------------

         If on the Closing Date or the Option Closing Date, if any, any Underwriter shall fail to purchase and pay for the portion of the Shares that such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), you, as the Representative of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Borrowed Shares or Option Shares, as the case may be, that the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representative, shall not have procured such other Underwriters, or any others, to purchase the Borrowed Shares or Option Shares, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Borrowed Shares or Option Shares, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Borrowed Shares or Option Shares, as the case may be, that they are obligated to purchase hereunder, to purchase the Borrowed Shares or Option Shares, as the case may be, that such defaulting Underwriter or Underwriters failed to purchase or (b) if the aggregate number of shares of Borrowed Shares or Option Shares, as the case may be, with respect to which such default shall occur exceeds 10% of the Borrowed Shares or Option Shares, as the case may be, covered hereby, the Company or you as the Representative of the Underwriters will have the right to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Section 9 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section, the Closing Date or Option Closing Date, if any, may be postponed for such period, not exceeding seven days, as you, as Representative, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this Section shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

11.      Notices.
         -------

         All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered or faxed and confirmed as follows:

         if to the Underwriters or     RBC Capital Markets Corporation
         the Forward Seller, to:       c/o RBC Capital Markets
                                       One Liberty Plaza, 165 Broadway
                                       New York, New York  10006-1404
                                       Attention:  Joe Morea, Syndicate Director
                                       Fax: (212) 428-6260

         if to the Company, to:        Wintrust Financial Corporation
                                       727 North Bank Lane
                                       Lake Forest, IL  60045
                                       Attention:  Edward J. Wehmer
                                                   Chief Executive Officer
                                      Fax: (847) 615-4091

12.      Termination.
         -----------

         (a) This Agreement may be terminated by you at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective change, which (A) in the absolute discretion of any group of Underwriters (which may include RBC Capital Markets Corporation) that has agreed to purchase in the aggregate at least 50% of the Borrowed Shares, as long as RBC Capital Markets Corporation does not affirmatively assert that termination should not occur, or (B) in the absolute discretion of RBC Capital Markets Corporation (whether or not the condition of clause (A) is satisfied) has had or is reasonably likely to have a Material Adverse Effect; (ii) any outbreak, attack, or escalation of hostilities or declaration of war, national emergency, act of terrorism or other national or international calamity or crisis or change in economic, financial or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in (A) the absolute discretion of any group of Underwriters (which may include RBC Capital Markets Corporation) that has agreed to purchase in the aggregate at least 50% of the Borrowed Shares, as long as RBC Capital Markets Corporation does not affirmatively assert that termination should not occur, or (B) in the absolute discretion of RBC Capital Markets Corporation (whether or not the condition of clause
                  (A) is satisfied), make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) suspension of trading in securities generally on the New York Stock Exchange, the American Stock Exchange or The Nasdaq Stock Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on any such exchange or market, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority that in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company, (v) declaration of a banking moratorium by United

                  States or New York or Illinois State authorities, (vi) the suspension of trading of the Common Stock by The Nasdaq Stock Market, the Commission, or any other governmental authority,
                  (vii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs that in your reasonable opinion has a material adverse effect on the securities markets in the United States or (viii) if the Forward Seller, pursuant to Section 3(b) and (e) hereof, does not deliver Borrowed Shares for sale, and the Company fails to deliver, pursuant to Section 13 hereof, a number of shares of Common Stock equal to the number of shares that such Forward Seller does not deliver; or

         (b)      as provided in Sections 7 and 10 of this Agreement.

13.      Issuance And Sale By Company.
         ----------------------------

         (a) In the event that (i) the Company does not meet all of the conditions to effectiveness set forth in the Forward Agreement on or prior to the Closing Date and the Forward Seller elects, pursuant to Section 3(b), not to deliver Borrowed Shares or
                  (ii) in the sole judgment of the Forward Seller, it is unable to borrow and deliver for sale under this Agreement all of the Borrowed Shares set forth in Schedule B opposite its name or if, in the Forward Seller's sole judgment it would entail a stock loan cost in excess of 75 basis points per annum, the Company shall issue and sell in whole but not in part a number of shares of Common Stock equal to the number of shares that the Forward Seller does not deliver. The Representative shall have the right to postpone the Closing Date for a period not exceeding one business day in order to effect any required changes in any documents or arrangements.

         (b) The Forward Seller shall have no liability whatsoever for any Borrowed Shares it does not deliver to the Company, the Underwriters or any other party if the Forward Seller (i) elects, pursuant to Section 3(b) not to deliver Borrowed Shares because the Company has failed to meet all of the conditions to effectiveness set forth in the Forward Agreement or (ii) is unable to borrow and deliver for sale under this Agreement all of the Borrowed Shares it is required to deliver hereunder or if, in such Forward Seller's sole judgment it would entail a stock loan cost in excess of a rate equal to 75 basis points per annum.

14.      Successors.
         ----------

         This Agreement has been and is made solely for the benefit of the Company and the Underwriters and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

15.      Information Provided by Underwriters.
         ------------------------------------

         The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in any

Prospectus or the Registration Statement consists of the information contained under the table following the first paragraph and the statements set forth the third paragraph and in the paragraphs under the headings captioned "Stabilization," "Offers in the United Kingdom," "No Public Offering Outside the United States" and "Electronic Delivery of Prospectus" in the Prospectus under the caption "Underwriting".

16.      Miscellaneous.
         -------------

         The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement; (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers; and (c) delivery of and payment for the Shares under this Agreement.

         This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

         The Company hereby submits to the non-exclusive jurisdiction of the federal courts in the Borough of Manhattan in the City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

         This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

         This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

                     [remainder of page intentionally blank]

         If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

                                       Very truly yours,

                                       WINTRUST FINANCIAL CORPORATION



                                       By /s/ David A. Dykstra
                                          --------------------------------------
                                          David A. Dykstra
                                          Sr. Executive V.P. & COO



                                       ROYAL BANK OF CANADA



                                       By /s/ Bruce Runciman
                                          --------------------------------------
                                          Name:  Bruce Runciman
                                          Title: Managing Director



The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

RBC CAPITAL MARKETS CORPORATION

As the Representative of the several
Underwriters listed on Schedule I hereto


By:  RBC Capital Markets Corporation


By: /s/ Joe Morea
    --------------------------------
    Name:  Joe Morea
    Title: Managing Director

                                    EXHIBIT A


                   [FORM OF FORWARD AGREEMENT TO BE ATTACHED]

                                    EXHIBIT B


LIST OF SIGNIFICANT SUBSIDIARIES (JURISDICTION OF INCORPORATION OR ORGANIZATION)

                   Lake Forest Bank & Trust Company (Illinois)

              North Shore Community Bank & Trust Company (Illinois)

                    Hinsdale Bank & Trust Company (Illinois)

                  Libertyville Bank & Trust Company (Illinois)

      Barrington Bank & Trust Company, N.A. (National Banking Association)

     Crystal Lake Bank & Trust Company, N.A. (National Banking Association)

                   Northbrook Bank & Trust Company (Illinois)

             Advantage National Bank (National Banking Association)

             Village Bank and Trust of Arlington Heights (Illinois)

        Beverly Bank & Trust Company, N.A. (National Banking Association)

                        Northview Bank & Trust (Illinois)

         SGB Corporation d/b/a West America Mortgage Company (Colorado)

                              Town Bank (Wisconsin)

                    First Insurance Funding Corp. (Illinois)

                      Tricom, Inc. of Milwaukee (Wisconsin)

         Wayne Hummer Trust Company, N.A. (National Banking Association)

                   Wayne Hummer Investments, L.L.C. (Delaware)

                Wayne Hummer Asset Management Company (Illinois)

                     Focused Investments, L.L.C. (Illinois)

                                   SCHEDULE I


                            SCHEDULE OF UNDERWRITERS



                                                              Number of
                                                           Borrowed Shares
         Underwriter                                       to be Purchased
         -----------                                       ---------------

RBC Capital Markets Corporation                                  456,000
Piper Jaffray & Co.                                              264,000
Raymond James & Associates, Inc.                                 240,000
Sandler O'Neill & Partners, L.P.                                 120,000
Stifel, Nicholas & Company, Incorporated                         120,000
                                                         ---------------------

         TOTAL                                                 1,200,000
                                                         =====================

                                   SCHEDULE II


                         PRICE PER SHARE OF COMMON STOCK
                         -------------------------------



    Public Offering                  Price Per Share                 Discount
    Price Per Share               Paid by Underwriters              Per Share
    ---------------               --------------------              ---------

        $59.50                           $55.93                       $3.57